AMENDED AND RESTATED BYLAWS
OF
MERITAGE HOMES CORPORATION
A Maryland Corporation

BYLAWS OF
MERITAGE HOMES CORPORATION
ARTICLE I STOCKHOLDERS
Section 1.         Annual Meetings.
The annual meeting of the stockholders of the Corporation shall be held on such date within the month of May (or such other date within each calendar year) as may be fixed from time to time by the Board of Directors. Not less than ten nor more than 90 days’ written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article IX hereof. The business to be transacted at the annual meetings shall include the election of directors and any other business within the power of the Corporation. No business shall be conducted at any annual meeting except in accordance with Section 12 of this Article.
Section 2.        Special Meetings Called by the Chief Executive Officer or Board of Directors.
At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chief Executive Officer or by the Board of Directors. Not less than ten days’ nor more than 90 days’ written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in Section 1 of Article IX. No business shall be transacted at any special meeting except that specified in the notice or brought before the meeting by or under the direction of the Board of Directors (or the Chief Executive Officer).
Section 3.         Special Meeting Called by Stockholders.
Upon the request in writing delivered to the Secretary by the stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, but no such meeting shall be required to be called for the election of directors except under the circumstances set forth in Section 10 of Article I or Sections 7(b) or 7(c) of Article II of these Bylaws. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 90 days’ notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article IX. No business shall be conducted at any special meeting except that specified in the notice or brought before the meeting by or under the direction of the Board of Directors (or the Chief Executive Officer). A stockholder’s request to the Secretary shall set forth as to each matter the stockholder proposes to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
Section 4.         Place of Meetings.
All meetings of stockholders shall be held at the principal executive offices of the Corporation or at such other place within the United States as may be fixed from time to time by the Board of Directors and designated in the notice.

Section 5.         Quorum.
At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting shall constitute a quorum. In the absence of a quorum, the chairman (or other presiding officer) of the meeting, or the stockholders present in person or by proxy acting by majority vote, may adjourn the meeting from time to time without notice other than by announcement at the meeting, but not for a period exceeding 120 days after the record date, until a quorum shall attend. The stockholders present in person or by proxy at a duly organized meeting may continue to conduct business, notwithstanding withdrawal of enough stockholders to leave less than a quorum.
Section 6.         Adjourned Meetings.
A meeting of stockholders convened on the date for which it was called (or one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned from time to time by the chairman (or other presiding officer) of the meeting, or by the stockholders present in person or by proxy acting by majority vote, without further notice except by announcement at the meeting, to a date not more than 120 days after the record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.
Section 7.         Voting.
At any meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast shall be sufficient to authorize action upon all matters which may properly come before the meeting, including the election of directors, unless more than a majority of votes cast is required by statute or by the Charter or these Bylaws. Notwithstanding the previous sentence, directors shall be elected by a plurality of the votes cast at any meeting of stockholders at which directors are to be elected if the number of director candidates nominated for election at such meeting exceeds the number of directors to be elected due to a stockholder nomination of a candidate for election in a notice submitted in accordance with Article I, Section 13 of these Bylaws unless, on or before the seventh business day prior to the date that the Corporation files with the Securities and Exchange Commission its definitive proxy statement relating to such meeting (regardless of whether thereafter revised or supplemented), such notice has been (a) withdrawn in writing to the Secretary of the Corporation, (b) determined by the Board of Directors (or a committee thereof) pursuant to the Bylaws, or, if challenged in court, by a final court order, not to be a valid and effective notice of nomination, or (c) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.
Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For the purpose of determining the number of votes cast, abstentions shall be excluded unless otherwise required by statute or by the Charter or these Bylaws. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article VIII, Section 3 of these Bylaws. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at the meeting of stockholders.

Section 8.         Proxies.
A stockholder may vote the shares owned of record either in person or by proxy (i) executed in writing and signed by the stockholder or by duly authorized attorney-in-fact or (ii) by transmitting or authorizing a telegram, cablegram, datagram, electronic letter (e-mail) or other electronic or telephonic transmission by the stockholder or by any authorized attorney-in-fact. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of the co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with and verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting.
Section 9.         Order of Business.
At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the chairman of the meeting, that the order of business shall be as follows:
(1)     Organization.

(2)
Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

(3)	Submission by Secretary of the Corporation to the chairman (or other presiding officer) of the meeting of a list of the stockholders entitled to vote, present in person or by proxy.
(4)     A reading of unapproved minutes of preceding meetings of stockholders and action thereon.
(5)     Reports.
(6)     If an annual meeting, or a special meeting called for that purpose, the election of directors.
(7)     Unfinished business.
(8)     New business.
(9)     Adjournment.
Section 10.         Removal of Directors.
At any special meeting of the stockholders called in the manner provided for by this Article, the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, may remove any director or directors from office, with cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.
Section 11.         Informal Action by Stockholders.
Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon and such consent is filed with the records of stockholders’ meetings.

Section 12.	Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders.
At an annual meeting of the stockholders only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business must (1) be specified in the notice of the meeting (or any supplement thereto) given by the Corporation pursuant to Section 1 of Article IX of these bylaws or (2) be brought before the meeting by or under the direction of the Board of Directors (or the Chief Executive Officer). In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary date of mailing of the notice for the preceding year’s annual meeting (or, with respect to a proposal required to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (ii) the name and address of the stockholder proposing such business, (iii) the class and number of share of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12.
The chairman (or other presiding officer) at the meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Section 13.         Advance Notice of Nominees for Directors.
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, such stockholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date such meeting is first made. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934 or any successor rule thereto; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.
The chairman (or other presiding officer) at the meeting shall have the authority the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Section 14.         Control Share Acquisition Act.
Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 14 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE II
DIRECTORS
Section 1.         Powers.
The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.
Section 2.         Number; Term of Office; Removal.
The number of directors of the Corporation may be increased or decreased from time to time by vote of a majority of the entire Board of Directors to a number not less than five and not greater than nine. The directors shall be divided into two classes designated Class I and Class II. Each Class shall consist of one-half of the directors or as close thereto as possible. Each director whose term shall have expired at an annual meeting of stockholders shall be elected for a term running until the second annual meeting of stockholders next succeeding his or her election and until his or her successors shall have been duly elected and qualified. A director may be removed from office as provided in Article I, Section 10 of these Bylaws.
Section 3.         Annual Meeting; Regular Meetings.
As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business. No notice of the annual meeting of the Board of Directors need be given if it is held immediately following the annual meeting of stockholders and at the same place. Other regular meetings of the Board of Directors may be held at such times and at such places, within or without the State of Maryland, as shall be designated in the notice for such meeting by the party making the call. All annual and regular meetings shall be general meetings, and any business may be transacted thereat.
Section 4.         Special Meetings.
Special meetings of the Board of Directors may be called by the Chief Executive Officer, or by two or more directors, or by a majority of the members of the executive committee if one be constituted.
Section 5.         Quorum; Voting.
A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding ten days at any one time or 60 days in all, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Charter or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.
Section 6.         Notice of Meetings.
Except as provided in Section 3 of this Article, notice of the time and place of every regular and special meeting of the Board of Directors shall be given to each director in the manner provided in Section 2 of Article IX hereof. Subsequent to each Board meeting, and as soon as practicable thereafter, each director shall be furnished with a copy of the minutes of said meeting. At least 24 hours notice shall be given of all meetings of the Board of Directors. The purpose of any meeting of the Board of Directors need not be stated in the notice.
Section 7.         Vacancies.
(a)    If the office of a director becomes vacant for any reason, including increase in the size of the Board, such vacancy may be filled by the Board by a vote of a majority of directors then in office, although such majority is less than a quorum.
(b)    If the vacancy occurs as a result of the removal of a director by the stockholders, the stockholders may elect a successor at the meeting at which the removal occurs. Failing such election, the vacancy may be filed by the Board in the manner and by the vote provided for in subsection (a) above.

(c)    If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the Chief Executive Officer may call such meeting, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.
(d)    A director appointed or elected to fill a vacancy shall serve until the next annual meeting of stockholders and until a successor is elected and qualifies.
Section 8.         Rules and Regulations.
The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Maryland or these Bylaws or the Charter.
Section 9.        Committees.
The Board of Directors may appoint from among its members an executive committee, an audit committee, an executive compensation committee, a nominating/governance committee and any other committees the Board deems appropriate. Each committee shall be composed of two or more directors. A majority of the members of any committee so appointed shall be independent directors to the extent required by applicable rules or policies of any governmental authority, securities exchange or other similar facility. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except those powers specifically denied by law. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.
Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.
One-third (1/3), but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an independent director, such appointee shall be an independent director.
Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at a succeeding meeting, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. Action of a committee without a meeting may be taken by unanimous consent as provided in Section 12 of this Article II.
Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.

Section 10.         Compensation.
The directors may receive a stated salary for their services, and/or a fixed sum and expenses of attendance may be allowed for attendance at each regular meeting, special meeting or committee meeting. The stated salary and attendance fee, if any, shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 11.         Place of Meetings.
Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party making the call.
Section 12.         Informal Action by the Directors.
Any action required or permitted to be taken at any meeting of the Board or a committee of the Board may be taken without a meeting if unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board or committee, as applicable, and filed in paper or electronic form with the minutes or proceedings of the Board or committee.
Section 13.         Telephone Conference.
Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

ARTICLE III
OFFICERS
Section 1.         In General.
The Board of Directors shall elect a Chief Executive Officer, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Secretaries and Assistant Treasurers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. Any two of the above offices, except those of the Chief Executive Officer and Vice President (or Executive Vice President), may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as the Board may deem proper. In its discretion, the Board of Directors may leave unfilled any offices except those of Chief Executive Officer, Treasurer and Secretary.
Section 2.         Chief Executive Officer.
The Chief Executive Officer shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. The Chief Executive Officer shall preside over the meetings of the Board and of the stockholders. The Chief Executive Officer shall also have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. The Chief Executive Officer shall perform such other duties as may be assigned by the Board of Directors or the executive committee. The Chief Executive Officer shall have the authority on the Corporation’s behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. The Chief Executive Officer shall perform such other duties as the Board of Directors may direct.
Section 3.         Executive Vice Presidents and Vice Presidents.
The Executive Vice Presidents and Vice Presidents, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of the Chief Executive Officer in the latter’s absence. They may perform such other duties as may be prescribed by the Board of Directors or the executive committee or the Chief Executive Officer.
Section 4.         Treasurer.
The Treasurer shall have general supervision over the finances of the Corporation and shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer. If required by resolution of the Board, the Treasurer shall furnish bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of duty as the Board of Directors may from time to time require, the cost of such bond to be defrayed by the Corporation.
Section 5.         Secretary.
The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meetings of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors.
Section 6.         Assistant Treasurer and Secretary.
The Board of Directors may designate from time to time Assistant Treasurers and Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.
Section 7.         Compensation; Removal; Vacancies.
The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors shall have the power at any regular or special meeting to remove any officer, if in the judgment of the Board the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation’s employment of an officer for a period in excess of the term of the Board. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.
Section 8.         Substitutes.
The Board of Directors may from time to time in the absence of any one of its officers or at any other time, designate any other person or persons, on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.
ARTICLE IV
RESIGNATION
Any director or officer may resign from office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.
ARTICLE V
COMMERCIAL PAPER, ETC.
All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or deeds, mortgages, loan agreements and indentures, bonds, letters of credit, real property acquisition agreements, or other written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and may be signed by any one or more of the following officers as the Board of Directors may from time to time designate, i.e., the Chief Executive Officer, any Executive Vice President, any Vice President, or the Treasurer, or by such other person or persons as the Board of Directors or Executive Committee may from time to time designate.
ARTICLE VI
FISCAL YEAR
The fiscal year of the Corporation shall cover such period of 12 months as the Board of Directors may determine. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.
ARTICLE VII
SEAL
The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the right and power to attest to the corporate seal. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word “(SEAL)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.
ARTICLE VIII
STOCK
Section 1.         Issue.
Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned in the Corporation. Each certificate shall be signed by the Chief Executive Officer or any Executive Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and sealed with the seal of the Corporation. The signatures of the Corporation’s officers and its corporate seal appearing on stock certificates may be facsimiles if each such certificate is authenticated by the manual signature of an officer of a duly authorized transfer agent. Stock certificates shall be in such form not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether by reason of death, resignation or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.
Section 2.         Transfers.
The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.
Section 3.         Record Dates for Dividends and Stockholders’ Meeting.
The Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, the record date shall be not less than ten days prior to the date of the meeting.
Section 4.         New Certificates.
In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon indemnity to the Corporation against loss and upon such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.
ARTICLE IX
NOTICE
Section 1.         Notice to Stockholders.
Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder (i) by leaving the same at his or her residence or usual place of business, (ii) by mailing it, postage prepaid, and addressed to such stockholder’s address as it appears on the books of the Corporation or its transfer agent or (iii) by transmitting it to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Such leaving, mailing or transmitting of notice shall be deemed the time of giving such notice.
Section 2.         Notice to Directors and Officers.
Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer, by telephone communication with such director or officer personally, by telecopy, by telegram, by email or similar electronic transmission, cablegram or radiogram, or by leaving the notice at his residence or usual place of business, or by mail.
Section 3.         Waiver of Notice.
Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.
ARTICLE X
VOTING OF STOCK IN OTHER CORPORATIONS
Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the Chief Executive Officer, an Executive Vice President or a Vice President by proxy or proxies appointed by the Chief Executive Officer, any Executive Vice President or otherwise pursuant to authorization hereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.

ARTICLE XI
INDEMNIFICATION
Section 1.         Directors and Officers, Third Party Actions.
The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was serving as an authorized representative of the Corporation (which, for the purposes of this Article, shall mean service, at the Corporation’s request, as a director, officer, partner, trustee, manager, member, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or employee benefit plan) against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such action, suit or proceeding unless it is proved that the act or omission of the director was material to the cause of action adjudicated in the proceeding and: (a) was committed in bad faith; or (b) was the result of active and deliberate dishonesty; or (c) the director actually received an improper personal benefit in money, property or services, or, with respect to any criminal action or proceeding, the director had reasonable cause to believe his act or omission was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement shall not create a presumption that, with respect to any criminal action or proceeding, the director had reasonable cause to believe that his act or omission was unlawful. The termination of any action, suit or proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct set forth in the immediately preceding sentence.

Section 2.         Directors and Officers Actions by or in the Right of the Corporation.
The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an authorized representative of the Corporation, to the same extent set forth in Section 1 of this Article, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a Court of appropriate jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.
Section 3.         Indemnification for Successful Defenses.
To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding of the type referred to in Section 1 or 2 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Such a person who is not a director or officer of the Corporation may, at the discretion of the Corporation, be indemnified by the Corporation in any other circumstances to any extent if the Corporation would be required by Section 1 or 2 of this Article to indemnify such person in such circumstances to such extent if he were or had been a director or officer of the Corporation.
Section 4.         Procedure.
Indemnification under Section 1 or 2 of this Article may be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made:
(a)    By the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the action, suit or proceeding (“disinterested directors”), or if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more disinterested directors designated to act in the matter by a majority vote of the full Board (which may include directors who are parties to the action, suit or proceeding); or
(b)    By special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in (a) above, or if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority vote of the full Board (which may include directors who are parties to the action, suit or proceeding); or
(c)    By the stockholders.
Section 5.         Advancing Expenses.
Expenses (including attorneys fees) incurred by a director or officer of the Corporation in connection with any civil or criminal action, suit or proceeding of the type referred to in Section 1 or 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of (i) a written affirmation by the director or officer of his good faith belief that the standard of conduct necessary for indemnification by the Corporation as required by Section 1 of this Article or by law; and (ii) a written undertaking by or on behalf of a director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as required in this Article or authorized by law. Such expenses incurred by an employee or agent who is not a director or officer of the Corporation may be paid by the Corporation in advance when authorized by the

Board of Directors upon receipt of a similar undertaking. The repayment obligation represented by an undertaking pursuant to this Section need not be secured and may be accepted without reference to financial ability to make the repayment.
Section 6.         Scope of Article.
Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE XII
AMENDMENTS
The Board of Directors shall have the exclusive power, at any time, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.
ARTICLE XIII
RESTRICTIONS ON TRANSFER OF SHARES
Section 1.        Definitions.
As used in this Article XIII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation
§ 1.382-2T shall include any successor provisions):
(a) “4.9-percent Transaction” means any Transfer described in clause (i) or (ii) of Section 2 of this Article XIII.
(b) “4.9-percent Stockholder” means a Person who owns 4.9% or more of the Corporation’s then−outstanding Common Stock, whether directly or indirectly, and including shares such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.
(c) “Agent” has the meaning set forth in Section 5 of this Article XIII.
(d) “Board of Directors” or “Board” means the board of directors of the Corporation.
(e) “Common Stock” means any interest in the Common Stock, par value $0.01 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation
§ 1.382-2T(f)(18).
(f) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.
(g) “Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation, and (iv) any Stock.

(h) “Effective Date” means the date the Board of Directors approved the effectiveness of the Article XIII.
(i) “Excess Securities” has the meaning given such term in Section 4 of this Article XIII.
(j) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article XIII is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 12 of this Article XIII.
(k) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.
(l) “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.
(m) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
(n) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XIII.
(o) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).
(p) “Purported Transferee” has the meaning set forth in Section 4 of this Article XIII.
(q) “Securities” and “Security” each has the meaning set forth in Section 7 of this Article XIII.
(r) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
(s) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.
(t) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built−in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.
(u) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Stock Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.
(v) “Transferee” means any Person to whom Corporation Securities are Transferred.

(w) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
Section 2.        Transfer and Ownership Restrictions.
In order to preserve the Tax Benefits, from and after the Effective Date of this Article XIII any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or Persons would become a 4.9-percent Stockholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder would be increased.
Section 3.        Exceptions.
(a) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.
(b) The restrictions set forth in Section 2 of this Article XIII shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of Article XIII, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article XIII through duly authorized officers or agents of the Corporation. Nothing in this Section 3 of this Article XIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 4.        Excess Securities.
(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article XIII or until an approval is obtained under Section 3 of this Article XIII. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Sections 4 or 5 of this Article XIII shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article XIII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article XIII as a condition to registering any transfer.
Section 5.        Transfer to Agent.
If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article XIII if the Agent rather than the Purported Transferee had resold the Excess Securities.
Section 6.        Application of Proceeds and Prohibited Distributions.
The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of Article XIII. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of Article XIII inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.
Section 7.        Modification of Remedies for Certain Indirect Transfers.
In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Maryland law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Stockholder to violate a restriction on Transfers provided for in this Article XIII, the application of Sections 5 and 6 of this Article XIII shall be modified as described in this Section 7 of this Article XIII. In such case, no such 4.9-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Stockholder, following such disposition, not to be in violation of this Article XIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this Article XIII, except that the maximum aggregate amount payable either to such 4.9-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.9-percent Stockholder or such other Person. The purpose of this Section 7 of Article XIII is to extend the restrictions in Section 2 and 5 of this Article XIII to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Section 7 of Article XIII, along with the other provisions of this Article XIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
Section 8.        Legal Proceedings; Prompt Enforcement.
If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5 of this Article XIII (whether or not made within the time specified in Section 5 of this Article XIII), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of Article XIII shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XIII being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this Article XIII to constitute a waiver or loss of any right of the Corporation under this Article XIII. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XIII.
Section 9.        Liability.
To the fullest extent permitted by law, any stockholder subject to the provisions of this Article XIII who knowingly violates the provisions of this Article XIII and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 10.        Obligation to Provide Information.
As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XIII or the status of the Tax Benefits of the Corporation.
Section 11.        Legends.
The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article XIII bear the following legend:
“THE AMENDED AND RESTATED BYLAWS OF THE CORPORATION, AS AMENDED (THE “BYLAWS”), CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE BYLAWS) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS.
IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE BYLAWS) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF MARYLAND (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S BYLAWS TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE BYLAWS, CONTAINING THE ABOVE−REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this Article XIII also bear a conspicuous legend referencing the applicable restrictions.
Section 12.        Authority of Board of Directors.
(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article XIII, including, without limitation, (i) the identification of 4.9-percent Stockholders, (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article XIII, and (vi) any other matters which the Board of

Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XIII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article XIII for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article XIII.
(b) Nothing contained in this Article XIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XIII, (iii) modify the definitions of any terms set forth in this Article XIII or (iv) modify the terms of this Article XIII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
(c) In the case of an ambiguity in the application of any of the provisions of this Article XIII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XIII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XIII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XIII. The Board of Directors may delegate all or any portion of its duties and powers under this Article XIII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XIII through duly authorized officers or agents of the Corporation. Nothing in this Article XIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
Section 13.        Reliance.
To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XIII. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any

Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
Section 14.        Benefits of This Article XIII.
Nothing in this Article XIII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XIII. This Article XIII shall be for the sole and exclusive benefit of the Corporation and the Agent.
Section 15.        Severability.
The purpose of this Article XIII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XIII.
Section 16.        Waiver.
With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XIII, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

SECRETARY’S CERTIFICATE
I, C. Timothy White, Secretary of Meritage Homes Corporation (the “Corporation”), do hereby certify that the foregoing is a true and correct copy of the Corporation’s Amended and Restated Bylaws as approved by the Board of Directors of the Corporation effective as November 20, 2014.
IN WITNESS WHEREOF, I have hereunto set my hand on the 24th day of November, 2014

/s/ C. Timothy White
C. Timothy White, Secretary